Exhibit 24

PARKER-HANNIFIN CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Jennifer A. Parmentier, Lee C. Banks, Todd M. Leombruno, Joseph R. Leonti, Patrick J. Leddy and Peter C. Zwick, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statement(s) on Form S-8 relating to the registration of certain equity securities of the Company to be offered in connection with the Parker-Hannifin Corporation 2023 Omnibus Stock Incentive Plan, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 17th day of August, 2023.

/s/ Jennifer A. Parmentier	/s/ Todd M. Leombruno
Jennifer A. Parmentier Director, Chief Executive Officer (Principal Executive Officer)	Todd M. Leombruno Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Angela R. Ives	/s/ Thomas L. Williams
Angela R. Ives Vice President and Controller (Principal Accounting Officer)	Thomas L. Williams Executive Chairman and Director

/s/ Lee C. Banks	/s/ Jillian C. Evanko
Lee C. Banks Director, Vice Chairman and President	Jillian C. Evanko Director

/s/ Lance M. Fritz	/s/ Linda A. Harty
Lance M. Fritz Director	Linda A. Harty Director

/s/ Kevin A. Lobo	/s/ Joseph Scaminace
Kevin A. Lobo Director	Joseph Scaminace Director

/s/ Åke Svensson	/s/ Laura K. Thompson
Åke Svensson Director	Laura K. Thompson Director

/s/ James R. Verrier	/s/ James L. Wainscott
James R. Verrier Director	James L. Wainscott Director